                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        MARTEK BIOSCIENCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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
                         MARTEK BIOSCIENCES CORPORATION
                                6480 DOBBIN ROAD
                            COLUMBIA, MARYLAND 21045



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



      The 1998 Annual Meeting of Stockholders of Martek Biosciences Corporation will be held at the Corporation's headquarters, 6480 Dobbin Road, Columbia, Maryland on Thursday, March 5, 1998, at 11:00 a.m. for the following purposes:

      1. To elect three members of the Board of Directors for the term expiring at the 2001 Annual Meeting of Stockholders;

      2. To consider and act upon such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on January 16, 1998 are entitled to notice of and to vote at the meeting.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. THE PERSON EXECUTING THE PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED.

      ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

                                           By Order of the Board of Directors

                                           /s/ STEVE DUBIN

                                           STEVE DUBIN
                                           Secretary



Columbia, Maryland
January 29, 1998

                         MARTEK BIOSCIENCES CORPORATION
                                6480 DOBBIN ROAD
                            COLUMBIA, MARYLAND 21045


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MARCH 5, 1998


      This Proxy Statement is furnished on or about January 29, 1998 to stockholders of Martek Biosciences Corporation (the "Corporation"), 6480 Dobbin Road, Columbia, Maryland 21045, in connection with the solicitation by the Board of Directors of the Corporation (the "Board") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Thursday, March 5, 1998 beginning at 11:00 A.M. local time at the Corporation's headquarters, 6480 Dobbin Road, Columbia, Maryland. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure. The proxy solicitation materials were mailed on or about January 29, 1998 to all stockholders of record on January 16, 1998.

      The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone or telegraph by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

      At the close of business on January 16, 1998, there were 13,790,759 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on January 16, 1998 will be entitled to vote at the meeting, and each share will have one vote.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS


      The Board is divided into three classes of directors. At each Annual Meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. At this meeting, three directors for the term expiring at the 2001 Annual Meeting of Stockholders are to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. Proxies representing shares held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board named below. All such nominees are currently directors of the Corporation. There is no nominating committee of the Board.

      Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his stead of such other person as the Board may recommend.

      The following table presents information concerning persons nominated for election as directors of the Corporation and for those directors whose term of offices will continue after the meeting, including their current membership on committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held. For additional information concerning the nominees for director, including stock ownership and compensation see "Beneficial Ownership of Common Stock" and "Compensation."

NOMINEES FOR ELECTION AS A DIRECTOR FOR TERMS EXPIRING IN 2001:
Douglas J. MacMaster, Jr........    Member - Compensation Committee.
Age 67                              Mr. MacMaster served in various management positions at Merck & Co., Inc. from 1961 to 1988, at which time he was appointed Senior Vice President responsible for ten divisions, including
                                    Manufacturing and Technology, and Pharmaceutical Manufacturing. Mr. MacMaster retired from
                                    Merck in 1991 and currently serves as a director for American Precision Industries, Inc.,
                                    Flamel Technologies, SA, Neose Technologies, Inc., Oravax, Inc., Stratton Mutual Funds and U.S.
                                    Biosciences, Inc. Mr. MacMaster has been a director of the Corporation since 1993.

John H. Mahar...................    Member - Compensation Committee.
Age 63                              President of Hillside Management, a consulting firm, since 1992. From 1991 to 1992, Mr. Mahar was a Vice President at Salomon Brothers Inc serving as a principal for the Venture Capital
                                    Fund. From 1985 to 1991, Mr. Mahar was Executive Vice President and Chief Operating Officer of
                                    Elf Technologies, Inc., a venture capital firm. Mr. Mahar was reelected as a director of the
                                    Corporation in February 1993. Prior to that time, he served as a director of the Corporation from 1988 until 1991.

Eugene H. Rotberg...............    Member - Audit Committee.
Age 68                              Since 1990, Mr. Rotberg has been an independent advisor to international development and financial institutions. From 1987 to 1990, Mr. Rotberg was Executive Vice President and a
                                    member of the Executive Committee at Merrill Lynch & Co., Inc. From 1969 to 1987, Mr. Rotberg
                                    was Vice President and Treasurer of the World Bank. Mr. Rotberg has been a director of the
                                    Corporation since 1992.

DIRECTORS CONTINUING IN OFFICE:

Bruce E. Elmblad................    Member - Audit Committee.
Age 69                              President of Venture Investment Advisors, a venture management consulting firm, since 1994. Mr.
                                    Elmblad was President of SED Management Co., Inc., an international venture capital management company from 1991 to 1994. From 1985 to 1991, Mr. Elmblad was a private investor and a consultant to various high-technology companies. Mr. Elmblad was a founder of Inforex, Inc. and
                                    Prime Computer, Inc. and serves as a director of Antex Biologics Incorporated and
                                    PCD Incorporated. Mr. Elmblad has been a director of the Corporation since 1992. Term expires in
                                    2000.

Richard J. Radmer, Ph.D.........    President of the Corporation since its founding in 1985.
Age 55                              Term expires in 2000.

William D. Smart................    Member - Compensation Committee.
Age 71                              From 1955 until his retirement in 1987, Mr. Smart served in a variety of capacities for Abbott
                                    Laboratories, a pharmaceutical and healthcare company, most recently as President of Ross
                                    Laboratories, the nutritional products division of Abbott Laboratories, and Corporate Vice
                                    President of Abbott Laboratories. Mr. Smart has been a director of the Corporation since 1991.
                                    Term expires in 2000.

Jules Blake, Ph.D...............    Member - Audit Committee.
Age 73                              Dr. Blake served as Vice President of Research and Development, and later Vice President,
                                    Corporate Scientific Affairs, for Colgate-Palmolive from 1973 until 1989. Following his retirement in 1989, Dr. Blake accepted an appointment as Industrial Research Institute Fellow at the Office of Science and Technology Policy, Executive Office of the President, where he served until 1991. Dr. Blake also serves as a director for Gene Logic, Inc. and Procyte
                                    Corporation. Dr. Blake has been a director of the Corporation since 1990. Term expires in 1999.

Ann L. Johnson, M.D.............    Member - Compensation Committee.
Age 61                              Has served as a physician on the neonatology staff of Mills Peninsula Hospital since 1992. Dr.
                                    Johnson has a private practice in psychiatry and psychopharmacology. Dr. Johnson has been a director of the Company since March 1995. Term expires in 1999.

Henry Linsert, Jr...............    Chairman of the Board and Chief Executive Officer of the Corporation
Age 57                              since 1988. Term expires in 1999.

Sandra Panem, Ph.D..............    Member - Audit Committee.
Age 51                              President of Vector Fund Management, L.P. ("VFM") and is responsible for running the day-to-day operations for the Vector Later-Stage Equity Fund, L.P. and Vector Later-Stage Equity Fund II,
                                    L.P. funds focused on later-stage companies. Prior to joining VFM, she served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Prior to joining Oppenheimer, Dr. Panem was a Vice
                                    President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem has been a director of the Company since May
                                    1995. Prior to that time, she served as a director from June 1990 until February 1993. Dr.
                                    Panem also serves as a director for IBAH, Inc. and Synaptic Pharmaceutical Corporation. Term
                                    expires in 1999.

BOARD COMMITTEES

      The Board has established a Compensation Committee and an Audit Committee.

      The Compensation Committee of the Board has the authority and performs all the duties related to the compensation of management of the Corporation, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation. The Compensation Committee also administers the Company's 1986 Stock Option Plan, as amended and restated in 1992 and the Company's 1997 Stock Option Plan. This Committee met five times during fiscal 1997. During the fiscal year ended October 31, 1997, the Compensation Committee consisted of Messrs. MacMaster, Mahar, Smart and Dr. Johnson.

      The Audit Committee reviews the internal accounting and internal control procedures of the Corporation, consults with the Corporation's independent accountants and reviews the plan and scope of their audits as well as their findings and recommendations upon completion of the audit. During the fiscal year ended October 31, 1997, the Audit Committee consisted of Dr. Blake, Mr. Elmblad, Mr. Rotberg and Dr. Panem and met twice.

ATTENDANCE AT MEETINGS

      In addition to Committee meetings, during fiscal 1997, the Board held five meetings. All directors of the Corporation, except for Dr. Blake, attended 75% or more of all Board meetings and Committee meetings. Dr. Blake attended 70% of such meetings.

DIRECTORS' FEES

      Each director who is not an employee of the Corporation receives an annual retainer of $10,000, plus expenses. These directors are also eligible to receive options under the Corporation's 1994 Directors' Stock Option Plan ("Director Plan"). Under the current Director Plan, each eligible director is entitled each year to an option to purchase 5,000 shares of stock on the first trading day of the stock following the date of the Corporation's Annual Meeting of Stockholders, provided he or she has served as a Director of the Corporation for at least one year as of such Annual Meeting of Stockholders. In addition, each newly elected director is entitled to options to purchase 7,500 shares of the Corporation's Common Stock under the Director Plan upon joining the Board. Directors may also be compensated for special assignments delegated by the Board. In the year ended October 31, 1997, each director nominee, other than Mr. Linsert and Dr. Radmer, received options to purchase 5,000 shares at $19.00 per share under the Director Plan. All option grants under the Director Plan are granted at the closing price for the Corporation's Common Stock as reported on the NASDAQ Stock Market's National Market on the day prior to the date of grant.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, the Corporation believes that, during the fiscal year ended October 31, 1997, all such filing requirements were met except that the officers of the Corporation set forth below each inadvertantly filed late the form set forth opposite their names as follows:

OFFICER                FORM
-------                ----
Thomas C. Fisher.....   4 - Statement of changes in Beneficial Ownership (twice)
Jerome C. Keller.....   3 - Initial Statement of Beneficial Ownership
Thomas Feeley........   3 - Initial Statement of Beneficial Ownership

      In addition, Henry Linsert Jr. filed late several small gifts of stock to family members on an amended Form 5, Annual Statement of Changes in Beneficial Ownership.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth certain information as of January 14, 1998 (unless otherwise specified) with respect to the beneficial ownership of the Corporation's Common Stock of each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each Named Executive Officer (as defined below), and all directors and executive officers as a group:

NAME AND ADDRESS OF                                  SHARES BENEFICIALLY
BENEFICIAL OWNERS                                         OWNED (1)                    PERCENTAGE OF CLASS
-----------------                                         ---------                    -------------------
H&Q Healthcare Investors
  and H&Q Life Sciences
  Investors....................................           780,112 (2)                     5.64%
  50 Rowes Wharf
  Boston, MA 02110
The College Retirement Equities Fund...........         1,283,650 (3)                     9.14%
  730 Third Avenue
  New York, NY 10017
NationsBanc Capital Corporation ...............           972,432                         7.05%
  901 Main Street, 66th Floor
  Dallas, TX 75202
State of Wisconsin Investment Board
  121 East Wilson Street
  Madison, WI 53702............................         1,309,000                         9.49%
Henry Linsert, Jr..............................           456,690 (4)                     3.25%
Richard J. Radmer, Ph.D........................           460,000 (5)                     3.32%
Steve Dubin....................................           147,700 (6)                     1.07%
David J. Kyle, Ph.D............................           215,115 (7)                     1.55%
Thomas C. Fisher...............................           159,505 (8)                     1.15%
Jules Blake, Ph.D..............................            18,955 (9)                         *
Bruce E. Elmblad...............................             8,500 (10)                        *
Ann L. Johnson, M.D............................            13,500 (11)                        *
Douglas J. MacMaster...........................            48,500 (12)                        *
John H. Mahar..................................            14,350 (13)                        *
Sandra Panem, Ph.D.............................            87,565 (14)                        *
Eugene H. Rotberg..............................            55,250 (15)                        *
William D. Smart...............................            38,500 (16)                        *
All Executive Officers and Directors
as a group (13 persons)........................         1,724,130 (4 through 16)         12.11%

-------------
*     Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of January 14, 1998 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 441,000 and 305,000 shares owned by H&Q Healthcare Investors ("HQH") and H&Q Life Sciences Investors ("HQL"), respectively. Also includes 34,112 shares issuable to HQL upon exercise of outstanding warrants. Hambrecht & Quist Capital Management Incorporated, a wholly-owned subsidiary of Hambrecht & Quist Group Incorporated, which itself wholly owns Hambrecht & Quist LLC, is the investment advisor to both HQH and HQL and therefore may be deemed to have beneficial ownership of the shares held by them.

(3)   Includes 249,650 shares issuable upon exercise of outstanding warrants.

(4) Includes 216,690 shares owned by Mr. Linsert and currently exercisable options and options exercisable within 60 days of January 14, 1998, to purchase 240,000 shares.

(5) Includes 175,000 shares owned by Dr. Radmer's wife, 225,000 shares owned by the Radmer Family L.P., and options exercisable within 60 days of January 14, 1998 to purchase 60,000 shares. Excludes 59,300 shares owned by other members of Dr. Radmer's family, and Dr. Radmer disclaims beneficial ownership of those shares.

(6) Includes currently exercisable options and options exercisable within 60 days of January 14, 1998 to purchase 73,000 shares.

(7) Includes currently exercisable options and options exercisable within 60 days of January 14, 1998 to purchase 87,050 shares.

(8) Includes currently exercisable options and options exercisable within 60 days of January 14, 1998 to purchase 102,000 shares.

(9)   Includes currently exercisable options to purchase 16,000 shares.

(10)  Consists of exercisable options to purchase 8,500 shares.

(11)  Includes currently exercisable options to purchase 12,500 shares.

(12)  Includes currently exercisable options to purchase 38,500 shares.

(13)  Consists of currently exercisable options to purchase 14,350 shares.

(14) Includes 70,565 shares issuable upon exercise of outstanding warrants held by Vector Later-Stage Equity Fund, L.P., ("VLSEF"). Sandra Panem, a director of the Corporation, is (i) the President of Vector Fund Management L.P. ("VFM"), the general partner of VLSEF, and (ii) a Senior Vice President of Vector Asset Management, Inc., the general partner of VFM, and thus Dr. Panem may be deemed to have beneficial ownership of these warrants owned by VLSEF. Dr. Panem currently owns 4,500 shares of Common Stock and holds options to purchase 12,500 shares.

(15)  Includes currently exercisable options to purchase 41,000 shares.

(16)  Includes currently exercisable options to purchase 28,500 shares.

                                  COMPENSATION


EXECUTIVE COMPENSATION

      The table below sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended October 31, 1997, 1996 and 1995 of (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Corporation whose salary and bonus exceeded $100,000 (the "Named Executive Officers"). Mr. Jerome C. Keller, Senior Vice President of Sales and Marketing, joined the Company in September 1997 and receives an annual salary of $120,000. He would have been included in the table below had he been with the Company during the entire fiscal year ended October 31, 1997.


                          SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                             ----------------------
                                            ANNUAL COMPENSATION                      AWARDS
                                            -------------------                      ------
NAME AND
PRINCIPAL                                                                    SECURITIES UNDERLYING       ALL OTHER
POSITION                   YEAR     SALARY ($)              BONUS ($) (1)         OPTIONS (#)          COMPENSATION ($)
--------                   ----     ----------              -------------         -----------          ----------------
Henry Linsert, Jr.,        1997        217,500                  --                     50,000                 --
Chief Executive            1996        201,990                20,450                   40,000                 --
Officer                    1995        187,424                38,100                   30,000                 --

Richard J. Radmer,         1997        109,889                  --                     40,000                 --
President (2)              1996        103,928                10,073                   20,000                 --
                           1995        124,856                26,900                   20,000                 --

Thomas C. Fisher,          1997        142,500                  --                     40,000            3,900 (3)
Sr. Vice                   1996        135,887                13,750                   25,000                 --
President, Operations      1995        126,280                25,600                   20,000            2,106 (3)

David J. Kyle,             1997        145,833                  --                     40,000                 --
Sr. Vice President,        1996        135,887                20,625                   25,000                 --
Research and               1995        113,082                22,977                   15,000                 --
Development

Steve Dubin,               1997        130,500                  --                     40,000                 --
Chief Financial Officer,   1996        121,205                18,525                   25,000                 --
General Counsel,           1995        110,994                22,500                   15,000                 --
Treasurer and
Secretary

----------

(1) All Named Executive Officers received bonuses based on performance in fiscal 1996 and fiscal 1995 pursuant to the Corporation's Management Cash Bonus Incentive Plan (the "Bonus Plan"). See the Report on Executive Compensation below for a description of the Bonus Plan.

(2) During fiscal 1997 and 1996, Dr.Radmer elected to reduce his work schedule.

(3)   Consists of payments to Mr. Fisher to cover certain commuting expenses.

OPTION GRANTS

      Shown below is information on grants to the Corporation's Chief Executive Officer and the Named Executive Officers of stock options pursuant to the Option Plan during the year ended October 31, 1997.


                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                     AT ASSUMED ANNUAL RATES
                                                                                                   OF STOCK PRICE APPRECIATION
                                                         INDIVIDUAL GRANTS                             FOR OPTION TERM (3)
                     ---------------------------------------------------------------------------   ----------------------------
                                                 PERCENTAGE OF
                        NUMBER OF                TOTAL OPTIONS
                       SECURITIES                 GRANTED TO         EXERCISE OR
                       UNDERLYING                EMPLOYEES IN        BASE PRICE      EXPIRATION
NAME                OPTIONS GRANTED (#)(1)     FISCAL YEAR 1997      ($/SH) (2)         DATE         5% ($)         10% ($)
----                ----------------------     ----------------      ----------         ----         ------         -------
Henry Linsert, Jr.       50,000                     8.5                 19.00          3/13/07       597,450       1,514,055
Richard J. Radmer        40,000                     6.8                 19.00          3/13/07       477,960       1,211,244
Thomas C. Fisher         40,000                     6.8                 19.00          3/13/07       477,960       1,211,244
David J. Kyle            40,000                     6.8                 19.00          3/13/07       477,960       1,211,244
Steve Dubin              40,000                     6.8                 19.00          3/13/07       477,960       1,211,244

---------

(1) Options become exercisable ratably beginning six months from the date of grant through four years from the date of grant.

(2)   Options were granted at the market price on the date of grant.

(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price increases from the respective dates of grant in fiscal 1997 to the respective dates of expiration of such options in 2007 of 5% and 10%. These assumptions are not intended to forecast future price appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      Shown below is information with respect to the exercise of options to purchase the Corporation's Common Stock during fiscal 1997 under the Option Plan and unexercised options held under the Option Plan on October 31, 1997.

                                                              NUMBER OF
                                                         SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                       HELD AT OCTOBER 31, 1997          AT OCTOBER 31, 1997(1)
                                                    -----------------------------    -------------------------------
                          SHARES
                         ACQUIRED        VALUE
NAME                    ON EXERCISE    REALIZED     EXERCISABLE     UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
----                    -----------    --------     -----------     -------------    -----------       -------------
Henry Linsert, Jr.(2)     67,500       $1,354,688       293,000         82,000          $1,192,875          $20,250
Richard J. Radmer             --               --        44,000         56,000              26,500           13,500
Thomas C. Fisher          55,350          902,138        86,000         69,000             151,500           44,750
David J. Kyle             42,154          688,599        71,680         57,920             122,000           16,125
Steve Dubin(2)            80,875        1,562,484        93,000         61,000             392,625           25,750

---------

(1) Total value of unexercised options is based on the closing price of the Corporation's Common Stock of $11.125 per share on October 31, 1997.

(2) Includes the exercise of options to purchase 67,500 shares during fiscal 1997 by a company wholly-owned by Mr. Linsert and Mr. Dubin and through which Mr. Linsert and Mr. Dubin provided consulting services to the Corporation prior to accepting full-time positions with the Corporation.

EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements with Mr. Linsert, Dr. Radmer and Dr. Kyle in May 1990. The agreement with Mr. Linsert provides for an annual salary of $120,000, which is subject to normal periodic review. In 1997, the Board of Directors voted to increase Mr. Linsert's base annual salary to $224,000. This agreement does not have a fixed term but can be terminated with six months written notice by either Mr. Linsert or the Company. This agreement also prohibits Mr. Linsert from engaging in activities competitive with those of the Company during the period of Mr. Linsert's employment and for one year after leaving the employ of the Company. The agreements with Drs. Radmer and Kyle initially provided for an annual salary of $86,000 and $55,000, respectively, subject to normal yearly adjustments. These agreements provide for a two-year initial term with respect to Dr. Radmer and a one-year initial term for Dr. Kyle which are extended automatically for successive one year periods and can be terminated upon six months written notice given prior to the end of such successive one year periods by either the Corporation or Drs. Radmer and Kyle, respectively. In 1997, the Board voted to increase both Dr. Kyle's and Dr. Radmer's base annual salary to $150,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended, or the 1934 Act.

      Decisions on compensation of the Corporation's executive officers generally are made by the Compensation Committee of the Board. No member of the Compensation Committee is an employee of the Corporation. Douglas J. MacMaster Jr., John H. Mahar, William D. Smart and Ann L. Johnson served as members of the Compensation Committee for the entire fiscal year 1997. All decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers are reviewed by its full Board, except for decisions concerning grants under the Option Plan, which must be made solely by the Committee in order for the grants to satisfy certain requirements under the 1934 Act.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

      The Corporation's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, and assist the Corporation in attracting and retaining qualified executives. Total compensation for each of the Named Executive Officers as well as the other senior executives is comprised of three principal components: base salary, annual incentive compensation and grants of options to purchase the Corporation's Common Stock. The base salaries are fixed at levels which the Compensation Committee believes are comparable to those of executives of similar status in the biosciences industry. In addition to base salary, each executive officer is eligible to receive an annual bonus tied to the Corporation's success in achieving certain annual performance measures, as well as individual performance. The Board and the Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Accordingly, the Compensation Committee has a policy of considering annual grants of stock options to executive officers under the Option Plan.

      The following describes in more specific terms the three elements of compensation that implement the Committee's compensation policies reported for fiscal 1997:

      BASE SALARY. Each year the Chief Executive Officer recommends to the Compensation Committee a base salary level for each of the Named Executive Officers and other senior executives. In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys and performance judgments as to the past and expected future contributions of the individual senior executives. The Compensation Committee then reviews the recommendations and fixes the base salaries of each of the executive officers and of the Chief Executive Officer based on available competitive compensation data and the Compensation Committee's assessment of each officer's past performance and its expectation as to future contributions.

      MANAGEMENT CASH BONUS INCENTIVE PLAN. The Compensation Committee administers the Bonus Plan, which was instituted in 1993 and is designed to compensate key management personnel for reaching certain performance milestones and to aid the Corporation in attracting, retaining and motivating personnel required for the Corporation's continued growth. The size of the pool of funds available to be paid to eligible participants under the Bonus Plan is set by the Compensation Committee, subject to approval by the Board, as a percentage of the combined annual salaries of eligible participants. The size of the pool is based on a review of the Company's performance for the previous year as it relates to the corporate performance objectives set at the beginning of that year. Bonuses will be paid to eligible participants during the first quarter of the following fiscal year based upon the results of individual performance measured against individual objectives set at the beginning of the year. Currently, Messrs. Linsert, Radmer, Fisher, Dubin and Kyle, and other senior executives are eligible to participate in the Bonus Plan.

      For fiscal years 1995, 1996, and 1997, payments under the Bonus Plan of $187,765, $116,706, and $10,000 respectively, were made, representing 17.0%, 10.6%, and 0.9% respectively, of all cash compensation paid to the Corporation's senior management.

      LONG TERM COMPENSATION THROUGH STOCK OPTIONS. Prior to fiscal 1997, the Corporation had made grants under its 1986 Stock Option Plan, as amended and restated in 1992, to provide long-term incentives tied to increases in equity value. In fiscal 1997, this practice continued, but options were granted under the Corporation's 1997 Stock Option Plan. Both plans are referred to herein as the "Option Plan". The Option Plan is administered by the Compensation Committee. Options granted in fiscal 1997 had exercise prices ranging from $12.88 to $25.00 per share representing the fair market value of the Corporation's Common Stock at the time of the grants. Options granted under the Option Plan vest over varying terms as determined by the Committee at the time of grant. Individual option grants were made by the Compensation Committee based upon recommendations of the Chief Executive Officer and the Compensation Committee's own deliberations as to the individual's contribution to the Corporation, overall level of compensation and seniority.

      OTHER COMPENSATION PLANS. The Company maintains a defined contribution plan (the "401(k) Plan") which is intended to satisfy the tax qualification requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Corporation's senior executives are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable without exceeding the limits of Code Sections 401(k), 404 and 415 (i.e., $9,500 in 1997). All amounts deferred under the 401(k) Plan's salary reduction feature by a participant vest immediately in the participant's account while contributions made by the Company vest over a seven year period in the participant's account.

While the Company may make "matching contributions" equal to a discretionary percentage, to be determined by the Company, of a participant's salary reductions, the Company has never made such contributions and has not yet determined whether to make such matching contributions in the future.

MR. LINSERT'S 1997 COMPENSATION

      Mr. Linsert generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus and long-term equity-linked compensation. To date, he has received 375,000 options under the Option Plan. In addition, between 1988 and 1991, the Corporation granted 110,000 options under the Option Plan and 275,000 options outside of the Option Plan to American Technology Investments Corp., a company of which Mr. Linsert owns 60% and through which Mr. Linsert provided consulting services to the Corporation prior to the Corporation's 1991 fiscal year. The Committee's general approach in setting Mr. Linsert's compensation is not only to be competitive with other companies in the industry, but also to have a portion of his salary based upon the Corporation's performance.

                                        Submitted by the
                                        Members of the Compensation Committee

                                        Ann L. Johnson, M.D.
                                        Douglas J. MacMaster, Jr.
                                        John H. Mahar
                                        William D. Smart


                                PERFORMANCE GRAPH

      The following graph sets forth the Corporation's total cumulative stockholder return as compared to the NASDAQ Composite Index and the Hambrecht
& Quist Biotechnology Index for the period beginning November 23, 1993 (the date of the Corporation's initial public offering) and ending October 31, 1997. Total stockholder return assumes $100.00 invested at the beginning of the period in the Common Stock of the Corporation, the stocks represented in the NASDAQ Composite Index and the Hambrecht & Quist Biotechnology Index, respectively. Total return assumes reinvestment of dividends; the Corporation has paid no dividends on its Common Stock. Historical price performance should not be relied upon as indicative of future stock performance.

                COMPARISON OF 47 MONTH CUMULATIVE TOTAL RETURN*
   AMONG MARTEK BIOSCIENCES CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX

                        11/23/93   10/94     10/95     10/96     10/97

MARTEK BIOSCIENCES
CORPORATION               100       129      273       307          159

NASDAQ STOCK MARKET
(U.S.) INDEX              100       101      135       160          210

HAMBRECHT & QUIST
BIOTECHNOLOGY             100       100      138       158          161


*  $100 INVESTED ON 11/23/93 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING OCTOBER 31.

                                VOTING PROCEDURES

      Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Corporation at the above address a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast.

      Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are treated as votes against proposals presented to stockholders other than elections of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The accounting firm of Ernst & Young L.L.P. has acted as the Corporation's independent public accountants for the year ended October 31, 1997 and has been selected by the Board to act as such for 1998. Representatives of Ernst & Young L.L.P. are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

      All stockholder proposals intended to be presented at the 1999 Annual Meeting of the Corporation must be received by the Corporation no later than November 4, 1998 and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

      Management knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their judgment of the best interests of the Corporation.



                                      By Order of the Board of Directors

                                      /s/ STEVE DUBIN

                                      Steve Dubin
                                      Secretary

                               REVOCABLE PROXY
                        MARTEK BIOSCIENCES CORPORATION

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
                                                                                                                   WITH-    FOR ALL
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS              The proxies are instructed to           FOR       HELD     EXCEPT
  ANNUAL MEETING OF STOCKHOLDERS - March 5, 1998                 vote as follows:                        [  ]       [ ]       [ ]

      The undersigned holder of the Common Stock of
Martek Biosciences Corporation (the "Corporation")               Proposal 1: Election of Class III Directors.
acknowledges receipt of the Proxy Statement and Notice
of Annual Meeting of Stockholders, dated January 29,
1998 and hereby constitutes and appoints Henry Linsert,          DOUGLAS J. MACMASTER, JR., JOHN H. MAHAR AND EUGENE H. ROTBERG
Jr. and Steve Dubin or each of them acting singularly
in the absence of the other, the true and lawful proxy
or proxies for and in the name of the undersigned to             INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
vote the shares of Common Stock that the undersigned is          INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT"AND WRITE THAT
entitled to vote at the Annual Meeting of Stockholders           NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
of the Corporation to be held on Thursday, March 5,
1998 and at any adjournment or adjournments thereof.             --------------------------------------------------------------


                                                                       Shares represented by all properly executed
                                                                 proxies will be voted in accordance with the
                                                                 instructions appearing on this proxy. In the absence of
                                                                 specific instructions, proxies will be voted FOR the
                                                                 election of Directors and in the best discretion of the
                                                                 proxy holders as to any other matters.

                                                                       Execute proxy exactly as your name appears on
                                        ----------------         this form. If stock is registered in more than one
Please be sure to sign and date         Date                     name, each joint holder should sign. When signing as
  this Proxy in the box below.                                   trustee, executor or other fiduciary, please so
--------------------------------------------------------         indicate.



-Stockholder sign above----Co-holder (if any) sign above

 - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                        MARTEK BIOSCIENCES CORPORATION
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                             PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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